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EXHIBIT 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports, included or incorporated by reference in the Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (Nos. 333-67067, 033-60406, 033-57167, 033-39466, 333-86299, 333-34609,
333-29657, 333-14869, 033-59235, 033-59237, and 333-56476) and on Form S-8 (Nos.
333-66233, 033-45525, 033-50260, 033-45074, 033-52094, 333-19671, 333-91305,
333-94955, 333-30742, 333-29819, 033-36694 and 333-77703). It should be noted
that we have not audited any financial statements of UtiliCorp United Inc. subsequent to December 31, 2000, or performed any audit procedures subsequent to the date of our reports.

/s/ ARTHUR ANDERSEN LLP

Kansas City, Missouri
March 29, 2001